Exhibit 10.38

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this "**Amendment**") is made and entered into as of May 31, 2007, by and between 900 NORTH MICHIGAN, LLC, a Delaware limited liability ("**Landlord**"), and GROSVENOR CAPITAL MANAGEMENT, L.P., an Illinois limited partnership ("**Tenant**").

RECITALS:

A. Landlord's predecessor in interest, LaSalle Bank National Association, as Trustee under that certain Trust Agreement dated March 1, 1984 and known as Trust No. 107701 (the "**Trust**"), and Tenant entered into that certain Office Lease dated as of December 17, 2004 (the "**Lease**") pursuant to which the Trust leased to Tenant, and Tenant leased from the Trust, the "**Premises**" (as therein defined), in the property known as 900 North Michigan Building ("**Building**") the address of which is 900 North Michigan Avenue, Chicago, Illinois 60611.

B. On or about April 27, 2005, the Trust assigned its interest in the Lease to Landlord.

C. The Premises currently consists of approximately 72,883 square feet of rentable area on the 11th, 12th and 20th floors of the Building (the "**Original Premises**").

D. Tenant desires to lease additional space in the Building by subleasing from JMB Realty Corporation, a Delaware corporation, certain space located on the 13th floor of the Building (the "**Expansion Space**"), pursuant to that certain Sublease Agreement of even date herewith (the "**Sublease**").

E. The parties now desire to amend the Lease to provide for the leasing of the Expansion Space pursuant to the Sublease, and to make certain other modifications to the Lease in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

1. **Option to Renew.** Each option of Tenant to extend the Term of the Lease, pursuant to Paragraph 25 of the Lease, is hereby modified to be contingent upon Tenant exercising its right to extend the term of the Sublease, pursuant to Section 31 of the Sublease, simultaneous with its election to extend the Term. If Tenant fails to simultaneously extend the term of the Sublease, then any extension option exercised hereunder shall be null and void.

2. **Rights of Expansion and Contraction.** Paragraphs 26.1 through 26.3 of the Lease are hereby deleted in their entirety. Paragraphs 26.4 through 26.7 of the Lease are hereby deleted in their entirety and replaced with the following:

"26.4 If Tenant has not exercised the "Second Expansion Right," as defined in and pursuant to the terms of Section 32.b. of the Sublease, as to all space available pursuant to

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such Second Expansion Right, then Tenant shall have the right (the "**Contraction Right**") to terminate this Lease with respect to the 20th Floor Space, provided that (a) the Contraction Right may be exercised only by giving Landlord written notice of Tenant's intention to terminate this Lease with respect to the 20th Floor Space no earlier than April 1, 2010, and no later than October 1, 2010, (b) the effective date of such termination shall be October 1, 2011, and (c) Tenant pays to Landlord a termination fee equal to $53.47 per rentable square foot of the 20th Floor Space, one half (1/2) of which shall be paid concurrently with the delivery of Tenant's notice electing to exercise the Contraction Right, and one half (1/2) of which shall be paid prior to September 1, 2011.

26.5 The Contraction Right shall, at Landlord's election, be null and void if Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, as of the date that Tenant notifies Landlord of its exercise of the Contraction Right or upon the effective date of the Contraction Right.

26.6 The foregoing Contraction Right shall apply only with respect to the entire 20th Floor Space, and may not be exercised with respect to only a portion thereof.

26.7 Tenant's exercise of the Contraction Right shall not operate to cure any default by Tenant of any of the terms or provisions in this Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if a Transfer of all or any portion of the Premises to a Party other than a Permitted Transferee shall have occurred, then immediately upon such termination or Transfer the expansion right herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall a Transferee, other than a Permitted Transferee, have any right to exercise the Contraction Right granted herein. Time is of the essence of this provision."

3. **Right to Relocate Premises.** Paragraph 41 of the Lease, regarding Landlord's right to relocate Tenant from the 20th Floor Space, is hereby deleted in its entirety.

4. **Right of First Offer; Right of First Refusal.** Tenant's right of first offer and right of first refusal, pursuant to Paragraphs 57 and 58 of the Lease, shall be subject and subordinate to the right of Walton Street Capital, L.L.C. ("**Walton**") to lease the 2,684 rentable square foot space on the 18th floor of the Building that is currently occupied by Walton, and the 6,149 rentable square foot space on the 18th floor of the Building that is currently occupied by Thomas J. Klutznick Company (together, the "**18th Floor Space**"), whenever the 18th Floor Space becomes available for lease.

5. **Tenant's Prorata Share.** The rentable area of the Office Section is hereby modified to be 304,799 rentable square feet, and Tenant's Prorata Share is hereby modified to be 23.91%. Any future adjustments in Tenant's Prorata Share, as contemplated by Paragraph 4.2.2 of the Lease, shall be based upon the foregoing modified rentable area of the Office Section.

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6. **Termination Right.** Tenant's Termination Option shall be contingent upon Tenant simultaneously exercising its termination right pursuant to Section 33 of the Sublease and thereafter terminating the Sublease.

7. **Defaults under Sublease.** Any default under the Sublease shall be a default under the Lease. To the extent any right of Tenant hereunder is contingent on their being no default of Tenant under the Lease, such right shall also be deemed to be contingent on there being no default of Tenant under the Sublease. Landlord and Tenant acknowledge that except as expressly set forth in the Sublease, Tenant's rights and obligations with regard to the Expansion Space are intended to be consistent with its rights and obligations to the Original Premises.

8. **Fee Ownership**. Landlord hereby represents and warrants to Tenant that it is the assignee of the Trust's interest in the Lease, and that it is currently the landlord thereunder.

9. **Ratification.** The parties hereby affirm and ratify the Lease as modified by this Amendment. No further changes to the Lease may be made except by written agreement signed by the parties. In the event of any conflict or inconsistency between the terms of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

10. **Successors and Assigns**. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.

11. **Counterparts**. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

12. **No Broker.** Tenant represents that Tenant has not dealt with any broker, agent or finder in connection with this Amendment and agrees to indemnify, defend and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Amendment. Landlord represents that Landlord has not dealt with any broker, agent or finder in connection with this Amendment and agrees to indemnify, defend and hold Tenant harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Landlord has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Amendment.

13. **Whole Agreement.** This Amendment sets forth the entire Agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control. Except as expressly amended herein, the original terms and conditions of the Lease remain in full force and effect.

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14. **Not an Offer.** Neither party shall be bound by this Amendment until Landlord and Tenant both have executed and delivered the same to our other party.

15. **Capitalized Terms.** All capitalized terms used but not defined herein shall have the meanings attributed to them in the Lease.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the year and date above first written.

LANDLORD:

900 NORTH MICHIGAN. LLC,
a Delaware limited liability company

By:	/s/ Patrick Meara
Print Name:	Patrick Meara
Title:	Vice President

TENANT:

GROSVENOR CAPITAL MANAGEMENT, L.P., an Illinois limited partnership

By:	/s/ Paul Meister
Print Name:	Paul Meister
Title:	V.P. of Grosvenor Holdings, L.L.C.
Manager of GCM, L.L.C.
G.P. of Grosvenor Capital Management, L.P.